EXHIBIT 10.2

RESTRICTED STOCK UNIT AGREEMENT
GRANTED TO	GRANT DATE	NUMBER OF RESTRICTED STOCK UNITS	SOCIAL INSURANCE NUMBER

[Name] [Street Address] [City Province Postal Code] [Country]	mm/dd/yyyy	xxxxx	xxx-xxx-xxx

1.

This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the non-employee director named above (the “Director”), as of the above grant date and on the terms and conditions set forth in this restricted stock unit agreement (the “Agreement”) and in the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as amended from time to time (the “Plan”), the number of restricted stock units set forth above (the “Restricted Stock Units”). Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to such terms in the Plan.

2.

Vesting and Forfeiture. Except as provided below, the Units shall vest as to 1/3 of the Units on each of the first three anniversaries of the Grant Date (each, a “Vesting Date”). In the event the Director resigns, declines to stand for reelection or is removed as a director of the Company prior to the vesting date, the unvested Units held by the Director at such time shall be immediately and irrevocably forfeited. Notwithstanding the foregoing, in the event the Director’s service on the Company’s Board of Directors terminates by reason of the Director’s Retirement, death or Disability, the unvested Units held by the Director at such time shall vest as of the date of such termination of service. In the event of a Change in Control of the Company, the unvested Units held by the Director at such time shall immediately vest.

3.

Rights with Respect to the Units. The Director shall not have any rights of a holder of Shares unless and until Shares are actually issued to the Director after vesting as provided in this Agreement. However, the Director shall accumulate an unvested right to dividend amounts on Restricted Stock Units if cash dividends are declared on the underlying Shares on or after the Grant Date. Each time a dividend is paid on Shares, the Director shall accrue an amount equal to the amount of the dividend payable on the Director’s Restricted Stock Units on the dividend record date (a “Dividend Equivalent”). The accrued Dividend Equivalent amounts shall be subject to the same vesting, forfeiture and share delivery terms in Sections 2 and 4 herein as if they had been awarded on the Grant Date. The Director shall not be entitled to Dividend Equivalents with respect to dividends declared prior to the Grant Date. All Dividend Equivalent amounts accumulated with respect to forfeited Restricted Stock Units shall also be irrevocably forfeited.

4.

Payment and Issuance of the Shares. Shares with respect to vested Units (together with corresponding cash Dividend Equivalents) shall be paid as soon as administratively feasible (but no more than 60 days) after the applicable Vesting Date (or, in the case of a qualifying termination or Change in Control as provided in Section 2 above, after such event). The Company shall promptly issue the Shares in the Director’s name and may, at its option, issue the Shares by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Upon issuance of the Shares, the corresponding Units shall be cancelled.

5.

Restrictions on Transfer. The Units, the right to Dividend Equivalents and the right to receive Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by descent in accordance with the beneficiary designation procedures established by the Company (if any), and no attempt to transfer the Units, the right to Dividend Equivalents and the right to receive the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Units, Dividend Equivalents or the Shares.

6.

Income Taxes. The Director is liable for any federal, state and local income or other taxes applicable upon the receipt of the Shares, the lapse of restrictions relating to the Shares or the subsequent disposition of any of the Shares, and the Director acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences.

7.

Acknowledgment. This award of Restricted Stock Units shall not be effective until the Director dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Director agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the prospectus related to the Plan.

ACKNOWLEDGMENT:	APOGEE ENTERPRISES, INC.
By: [Name] Chief Executive Officer and President
DIRECTOR’S SIGNATURE

DATE

SOCIAL SECURITY NUMBER	DATE

2